                    [LETTERHEAD OF KIMCO REALTY CORPORATION]


FOR IMMEDIATE RELEASE
October 28, 2002


                  KIMCO REPORTS THIRD QUARTER OPERATING RESULTS
                 AND ANNOUNCES INCREASE IN COMMON STOCK DIVIDEND


NEW HYDE PARK, NY October 28, 2002-- Kimco Realty Corporation (NYSE: KIM), the nation's largest owner and operator of neighborhood and community shopping centers, today announced that third quarter net income for the period ended September 30, 2002, increased 2.5 percent to $60.8 million from $59.3 million for the same period last year. Third quarter net income per diluted common share
(EPS) was $0.53 versus $0.54 per diluted common share a year ago. Funds from operations (FFO), a widely accepted supplemental measure of REIT performance, rose 6.1 percent to $78.9 million, from $74.3 million for the same period last year. On a diluted per common share basis, FFO matched the prior year amount of $0.75. FFO for the third quarter 2002 excludes gains on sales of operating properties of approximately $1.0 million or $0.01 per diluted common share.

For the nine months ended September 30, 2002, net income increased 4.6 percent to $182.7 million from $174.7 million for the same period last year. Net income per diluted common share was $1.60, equaling the results for the same period in the previous year. Funds from operations rose 9.5 percent to $237.0 million for the nine-month period from $216.5 million in the year earlier period. On a diluted per common share basis, funds from operations increased 1.8 percent to $2.25 from $2.21 reported a year ago. FFO for the nine months ended September 30, 2002 excludes gains on sales of operating properties of $1.5 million or $0.01 per diluted common share and $3.0 million or $0.03 per diluted common share for the same period last year.

Leasing activity in the Company's core portfolio of shopping centers was strong during the third quarter, resulting in 126 new leases executed totaling 1.3 million square feet of gross leasable area, including the lease up of more than 500,000 square feet of vacancy created by retailer bankruptcies. As a result, the Company experienced positive absorption of space of 467,000 square feet and portfolio occupancy increased 0.9 percent to 85.9 percent. In addition, the Company has transactions pending on approximately 1.7 million square feet of space formerly occupied by Kmart.

Kimco Developers, Inc. (KDI), the Company's merchant building business recorded pre-tax gains of $4.9 million from the sale of its Cedar Hill Crossing project, in Cedar Hill, Texas, its Wakefield Crossing project in Raleigh, North Carolina and a parcel at its project in San Antonio, Texas. KDI's merchant building pipeline consists of 18 projects with potential gross leasable area in excess of
5.1 million square feet. During the quarter, the Company invested an additional $31.9 million in these projects.

Kimco's management confirmed that the current First Call consensus estimate for FFO per share in the fourth quarter of 2002 of $0.78 is achievable and that consensus estimates for the full-year ending 2002 of $3.03 is also within its range of guidance. Management estimates net income will be $0.55 per share for the fourth quarter of 2002 and $2.15 per share for the full-year. Furthermore, management provided guidance for FFO per share in 2003 of between $3.13 and $3.23 per share, and estimates net income in 2003 will be between $2.21 and $2.29 per share.

Dividend Increase

Kimco's Board of Directors approved a common stock dividend increase, raising the quarterly dividend payable per common share to $0.54 from the current quarterly level of $0.52 per common share. Kimco has raised its dividend for 11 consecutive years, from an initial annual rate of $0.78 per share (adjusted for stock splits) in 1992 to the current annual rate of $2.16 per share. This level of increase is consistent with the Company's objective of maintaining a conservative dividend payout ratio while providing shareholders a growing source of income. The Board declared the first quarterly dividend at the increased rate payable on January 15, 2003 to shareholders of record on January 2, 2003.

Investment Activity

Kimco has continued to expand its shopping center investment portfolio. Since June 30, 2002, the Company has acquired investment interests in 30 shopping centers and three parcels of land for development, with an aggregate cost of approximately $551.8 million. This amount includes the recently announced Westlake property transaction. Highlights of the Company's investment activities are as follows:

         - Kimco acquired interests in 11 shopping centers totaling 3.0 million square feet of gross leasable area and three development projects through its Canadian joint venture with RioCan REIT for an aggregate cost of USD$211.3 million. Kimco's joint venture with RioCan has grown to 30 properties in five provinces totaling 6.9 million square feet of gross leasable area. Kimco owns a 50% interest in the 97.1 percent leased portfolio.

         - Kimco Retail Opportunity Fund (KROP), an entity that Kimco manages and owns a 20 percent interest, acquired four shopping centers for an aggregate cost of $53.1 million. This portfolio now consists of 13 shopping centers totaling 1.3 million square feet.

         - The Company acquired two shopping centers for the Kimco Income REIT (KIR), a joint venture with institutional investors, which Kimco manages and owns a 43.3 percent interest. The properties were purchased for $113.8 million in separate transactions. KIR also sold a property in Aurora, Illinois for $2.4 million. KIR now consists of 67 shopping centers totaling 13.5 million square feet in 21 states. The portfolio is approximately 97.4% leased.

         - In separate transactions, Kimco's preferred equity business acquired interests in five properties for an aggregate investment of $17.1 million. Kimco's preferred equity program provides capital for shopping center owners where Kimco generates a preferred rate of return.

         - Kimco purchased two grocery-anchored shopping centers located in Northeast Mexico. Planigrupo, one of the largest retail leasing and development companies in Mexico, will manage the properties. Plaza Real Saltillo is a recently developed 174,000 square foot shopping center, anchored by a 74,000 square foot HEB grocery store located in Saltillo, Mexico. The property was acquired for $22.9 million. Plaza Real Sendero Norte is a 109,000 square foot shopping center anchored by a 98,000 square foot HEB grocery store located in Monterrey, Mexico. Kimco purchased additional land for the development of Phase II of this property. The completed shopping center and additional land for development was acquired for $12.8 million.

         - A Kimco-led group has received approval from the bankruptcy court to provide Ames Department Stores with a $100 million secured revolving credit facility for capital to facilitate its liquidation. Under the agreement, Kimco will earn fees and interest at a fixed rate, and in addition, has the opportunity to earn additional interest based on the disposition of real estate assets by Ames. This new facility, which is collateralized by the leased and fee owned real estate assets of Ames, will replace the existing DIP financing provided by Kimco.


Kimco, a publicly-traded real estate investment trust, has specialized in shopping center acquisitions, development and management for over 35 years. Kimco owns and operates the nation's largest portfolio of neighborhood and community shopping centers with interests in 569 properties comprising approximately 79.0 million square feet of leasable space located throughout 41 states, Canada and Mexico. For further information refer to the Company's web site at www.kimcorealty.com.

Safe Harbor Statement: The statements in this release state the Company's and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include general economic conditions, local real estate conditions, increases in interest rates, increases in operating costs and real estate taxes. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 31, 2001. Copies of each filing may be obtained from the Company or the SEC.

Contact:
Kimco Realty Corporation
Scott Onufrey
(516) 869-7190
sonufrey@kimcorealty.com
                              (continued next page)

                            Kimco Realty Corporation
                   Condensed Consolidated Statements of Income
                      (In thousands, except per share data)


                                                               Three Months Ended              Nine Months Ended
                                                                  September 30,                  September 30,
                                                            2002            2001           2002             2001
                                                            ----            ----           ----             ----
     Real Estate Operations:
       Revenues from rental property                       $ 111,101      $ 113,330      $ 340,629      $ 350,344
                                                           ---------      ---------      ---------      ---------

       Rental property expenses:
        Rent                                                   2,928          3,097          9,353          9,454
        Real estate taxes                                     16,192         14,194         48,712         42,199
        Operating and maintenance                             11,125         10,072         35,015         35,998
                                                           ---------      ---------      ---------      ---------
                                                              30,245         27,363         93,080         87,651
                                                           ---------      ---------      ---------      ---------
                                                              80,856         85,967        247,549        262,693
      Income from investment in retail store leases              154            857            671          2,684
                                                           ---------      ---------      ---------      ---------
       Net operating income                                   81,010         86,824        248,220        265,377

     Equity in income of KIR                                   3,839          3,200         11,648          9,123
     Equity in income of other real estate JV's, net           8,895         22,846         23,028         26,069
     Minority interests in income of partnerships, net          (262)          (352)          (738)        (1,489)
     Gain on sale of development properties                    4,894            590          9,174          6,806
     Management and other fee income                           3,023          1,608         10,524          5,844
     Depreciation and amortization                           (18,971)       (18,368)       (56,371)       (54,969)
                                                           ---------      ---------      ---------      ---------
         Income from real estate operations                   82,428         96,348        245,485        256,761
                                                           ---------      ---------      ---------      ---------

     Other Investments:
       Interest, dividends and other investment income         8,136          2,685         29,516         15,577
       Other income/(loss), net                                2,371           (279)         6,257            520
                                                           ---------S     ---------      ---------      ---------
                                                              10,507          2,406         35,773         16,097
                                                           ---------      ---------      ---------      ---------

       Interest expense                                      (22,296)       (22,084)       (66,337)       (67,353)
       General and administrative                             (7,933)        (7,056)       (23,123)       (21,483)
       Gain on sale of operating properties                     --             --             --            3,040
                                                           ---------      ---------      ---------      ---------
        Income from continuing operations                     62,706         69,614        191,798        187,062
            before income taxes

       Provision for income taxes                             (2,591)       (10,521)       (10,091)       (13,138)
                                                           ---------      ---------      ---------      ---------

         Income from continuing operations                    60,115         59,093        181,707        173,924


                              (continued next page)

Discontinued Operations:
    Income/(loss) from operating properties              (325)           157              (513)             732
       disposed
    Gain on disposition of operating properties           966             --             1,512               --
                                                    ---------      ---------         ---------      -----------
    Income from discontinued operations                   641            157               999              732
                                                    ---------      ---------         ---------      -----------

    Net income                                         60,756         59,250           182,706          174,656

    Preferred dividends                                (4,609)        (6,543)          (13,828)         (19,683)
                                                    ---------      ---------         ---------      -----------

    Net income available to common
       shareholders                                 $  56,147      $  52,707         $ 168,878     $    154,973
                                                    =========      =========         =========      ===========


Per common share:
    Income from continuing operations:
      - Basic                                       $    0.53      $    0.55         $    1.61      $      1.61
                                                    =========      =========         =========      ===========
      - Diluted                                     $    0.53      $    0.54(1)      $    1.59      $      1.59(1)
                                                    =========      =========         =========      ===========
    Net income:
      - Basic                                       $    0.54      $    0.55         $    1.62      $      1.62
                                                    =========      =========         =========      ===========
      - Diluted                                     $    0.53      $    0.54(1)      $    1.60      $      1.60(1)
                                                    =========      =========         =========      ===========

Note: Reclassifications: Certain amounts in the prior period have been reclassified in order to conform with the current period's presentation.

                              (continued next page)

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                            Kimco Realty Corporation
                              Funds From Operations
                      (In thousands, except per share data)

                                               Three Months Ended              Nine Months Ended
                                                 September 30,                   September 30,
                                             2002           2001              2002           2001
                                             ----           ----              ----           ----
Funds From Operations
 Net income                               $  60,756      $  59,250         $ 182,706      $ 174,656
 Depreciation and amortization               19,198         18,490            57,181         55,629
 Depreciation and amortization - KIR          3,300          2,700             9,600          7,450
 Depreciation and amortization -
    other real estate joint ventures          1,200            450             2,850          1,500
 Gain on sale of operating properties          (966)          --              (1,512)        (3,040)
 Preferred stock dividends                   (4,609)        (6,543)          (13,828)       (19,683)
                                          ---------      ---------         ---------      ---------

 Funds from operations                    $  78,879      $  74,347         $ 236,997      $ 216,512
                                          =========      =========         =========      =========

 Per common share:
       - Basic                            $    0.75      $    0.77         $    2.27      $    2.26
                                          =========      =========         =========      =========
       - Diluted                          $    0.75      $    0.75(1)      $    2.25      $    2.21(1)
                                          =========      =========         =========      =========

Weighted Average Share Information             Three Months Ended              Nine Months Ended
                                                 September 30,                   September 30,
                                             2002           2001              2002           2001
                                             ----           ----              ----           ----
Weighted average shares -
     - Basic                                104,539         96,187           104,418         95,615
     - Diluted                              105,491        101,276(1)        105,464        100,589(1)



(1) Reflects the potential impact if the Class D Preferred Stock was converted to common stock at the beginning of the period. Net income available to common shareholders and FFO would be increased by $1,934 and $5,854 for the three and nine months ended September 30, 2001, respectively, which represents the dividends paid on the Class D Convertible Preferred Stock for that period.


                              (continued next page)

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                            Kimco Realty Corporation
                      Condensed Consolidated Balance Sheets
                      (In thousands, except per share data)

                                                                                        September 30,       December 31,
                                                                                            2002                2001
                                                                                            ----                ----
Assets:
 Operating real estate, net of accumulated
    depreciation of $503,003 and $452,877, respectively                                 $ 2,571,691         $ 2,543,956
 Real estate under development                                                              235,687             204,530
 Investment and advances in KIR                                                             178,379             170,641
 Investments and advances in other real estate joint ventures                               249,115              98,527
 Mortgages and other financing receivables                                                  142,626              53,611
 Investment in retail store leases                                                            8,643               9,885
 Cash and cash equivalents                                                                   43,495              93,847
 Marketable securities                                                                       65,268              82,997
 Accounts and notes receivable                                                               48,004              48,074
 Other assets                                                                               145,699              78,711
                                                                                        -----------         -----------
                                                                                        $ 3,688,607         $ 3,384,779
                                                                                        ===========         ===========

Liabilities:
 Notes payable                                                                          $ 1,256,250         $ 1,035,250
 Mortgages payable                                                                          278,742             286,929
 Construction loans payable                                                                  19,201               5,900
 Other liabilities, including minority interests in partnerships                            226,346             166,616
                                                                                        -----------         -----------
                                                                                        $ 1,780,539         $ 1,494,695
                                                                                        -----------         -----------
Stockholders' Equity:
 Preferred stock, $1.00 par value, authorized 5,000,000 shares Class A Preferred
 Stock, $1.00 par value, authorized 345,000
   shares issued and outstanding 300,000 shares                                                 300                 300
   Aggregate liquidation preference $75,000
 Class B Preferred Stock, $1.00 par value, authorized 230,000
   shares issued and outstanding 200,000 shares                                                 200                 200
   Aggregate liquidation preference $50,000
 Class C Preferred Stock, $1.00 par value, authorized 460,000
    shares issued and outstanding 400,000 shares                                                400                 400
   Aggregate liquidation preference $100,000
 Class D Convertible Preferred Stock, $1.00 par value, authorized 700,000 shares issued and outstanding 0 and
   92,390 shares, respectively                                                                 --                    92
   Aggregate liquidation preference $0 and $23,098,
    respectively
 Common Stock, $.01 par value, authorized 200,000,000 shares issued and outstanding 104,559,024 and
    103,352,570 shares, respectively                                                          1,046               1,034
Paid-in capital                                                                           1,984,086           1,976,442
Cumulative distributions in excess of net income                                            (87,230)            (93,131)
                                                                                        -----------         -----------
                                                                                          1,898,802           1,885,337
Accumulated other comprehensive income                                                       11,764               7,310
Notes receivable from officer stockholders                                                   (2,498)             (2,563)
                                                                                        -----------         -----------

                                                                                          1,908,068           1,890,084
                                                                                        -----------         -----------
                                                                                        $ 3,688,607         $ 3,384,779
                                                                                        ===========         ===========

Reclassifications:
Certain amounts in the prior period have been reclassified in order to conform with the current period's presentation.

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